                                                                      EXHIBIT 99

                                   LIFEPOINT
                                HOSPITALS, INC.


CONTACT:   MICHAEL J. CULOTTA
           SENIOR VICE PRESIDENT AND
             CHIEF FINANCIAL OFFICER
           (615) 372-8512


                    LIFEPOINT HOSPITALS REPORTS 65% INCREASE
                            IN THIRD QUARTER 2002 EPS

BRENTWOOD, TENNESSEE (October 21, 2002) - LifePoint Hospitals, Inc. (NASDAQ:
LPNT) today announced results for the third quarter and nine months ended September 30, 2002.

         For the third quarter ended September 30, 2002, net revenues were $182.2 million, up 22.2% from $149.2 million a year ago. Income before extraordinary item for the quarter totaled $15.2 million, or $0.39 per diluted share, versus net income of $7.5 million, or $0.20 per diluted share, in the prior-year period, representing increases of 102.8% and 95.0%, respectively. Including extraordinary items, net income for the quarter ended September 30, 2002, totaled $12.7 million, or $0.33 per diluted share, compared with net income for the quarter ended September 30, 2001, of $7.5 million, or $0.20 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest and extraordinary loss (EBITDA) increased 33.9% to $40.5 million from $30.3 million in the same period last year.

         For the nine months ended September 30, 2002, net revenues were $541.7 million, up 19.0% from $455.1 million a year ago. Income before extraordinary item for the nine-month period totaled $42.8 million, or $1.11 per diluted share, versus $24.6 million, or $0.67 per diluted share, (including a $0.5 million pre-tax gain, or $0.01 per diluted share) in the prior-year period, representing increases of 74.1% and 65.7%, respectively. During the nine months ended September 30, 2002, the Company repurchased $147.1 million of the 10 3/4% Senior Subordinated Notes due 2009. Including extraordinary items, net income for the nine months ended September 30, 2002, totaled $23.9 million, or $0.65 per diluted share, compared with net income for the nine months ended September 30, 2001, of $23.0 million, or $0.63 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, gain on previously impaired asset and extraordinary loss (EBITDA) increased 26.8% to $121.8 million from $96.1 million in the same period last year.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "Our hospitals continue to deliver exceptional value and quality care to our communities. We are improving and adding services, recruiting the necessary physicians and specialists, and maintaining our fiscal discipline. We expect to continue our momentum throughout this year, and we look forward to the opportunities of 2003."



                                     -MORE-

LPNT Announces Third Quarter Results
Page 2
October 21, 2002


         Subsequent to the close of the third quarter, the Company completed its acquisition of Russellville Hospital in Russellville, Alabama. Accredited by the Joint Commission on Accreditation of Healthcare Organizations, Russellville Hospital is a 100-bed acute care facility serving Franklin County.

         Earlier this month, LifePoint purchased the remaining 30% interest in Dodge City Healthcare Group, Inc., L.P., making it the sole owner of the joint venture that owns the 110-bed Western Plains Regional Hospital in Dodge City, Kansas.

         A listen-only simulcast and replay of LifePoint Hospitals' third quarter conference call will be available on-line at www.lifepointhospitals.com and www.companyboardroom.com on October 22, 2002, beginning at 10:00 a.m. Eastern Time.

         LifePoint Hospitals, Inc. operates 24 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.

                                     ******

         The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians, nurses and clinical support personnel; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and capital improvements strategies; (v) the management of healthcare risks as a result of the delivery of patient care; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; (viii) the potential adverse impact of government investigations and litigation involving the business practices of HCA (to the extent relating to periods prior to the Company's formation); (ix) fluctuations in the market value of the Company's common stock; (x) the possibility that the Company's liquidity needs could change; and (xi) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this document refer to LifePoint Hospitals, Inc. and its affiliates.




                                     -MORE-

LPNT Announces Third Quarter Results
Page 3
October 21, 2002


                            LIFEPOINT HOSPITALS, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                          FOR THE THREE MONTHS ENDED                   FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30,                                SEPTEMBER 30,
                                  -----------------------------------------     ---------------------------------------
                                          2002                  2001                  2002                  2001
                                  -------------------    ------------------     -----------------     -----------------
                                   AMOUNT      RATIO       AMOUNT    RATIO       AMOUNT     RATIO     AMOUNT     RATIO
                                  -------      ------    --------    ------     -------    ------     ------     ------
Revenues(1)                       $ 182.2      100.0%    $  149.2    100.0%     $ 541.7    100.0%     $455.1     100.0%

Salaries and benefits                71.0       39.0%        59.3     39.7%       212.6     39.3%      179.0      39.3%
Supplies                             22.6       12.4%        19.0     12.7%        67.4     12.4%       57.4      12.6%
Other operating expenses(1)          35.6       19.5%        29.1     19.6%       101.1     18.6%       88.5      19.5%
Provision for
   doubtful accounts                 12.5        6.9%        11.5      7.7%        38.8      7.2%       34.1       7.5%
                                  -------      ------    --------    ------     -------    ------     ------     ------
                                    141.7       77.8%       118.9     79.7%       419.9     77.5%      359.0      78.9%
                                  -------      ------    --------    ------     -------    ------     ------     ------

EBITDA                               40.5       22.2%        30.3     20.3%       121.8     22.5%       96.1      21.1%

Depreciation & amortization           8.9        4.8%         8.2      5.5%        28.0      5.2%       24.8       5.4%
Interest expense, net                 3.0        1.7%         4.0      2.7%         9.9      1.8%       14.2       3.1%
Gain on previously
   impaired assets                     --         --           --       --           --       --        (0.5)     (0.1)%
ESOP expense                          2.2        1.2%         3.0      2.0%         7.4      1.4%        8.0       1.8%
                                  -------      ------    --------    ------     -------    ------     ------     ------
Income before minority
   interests, income taxes
   and extraordinary item            26.4       14.5%        15.1     10.1%        76.5     14.1%       49.6      10.9%
Minority interests                    0.7        0.4%         0.6      0.4%         2.2      0.4%        1.9       0.4%
                                  -------      ------    --------    ------     -------    ------     ------     ------
Income before income taxes
   and extraordinary item            25.7       14.1%        14.5      9.7%        74.3     13.7%       47.7      10.5%
Provision for income taxes           10.5        5.8%         7.0      4.7%        31.5      5.8%       23.1       5.1%
                                  -------      ------    --------    ------     -------    ------     ------     ------
Income before
   extraordinary item                15.2        8.3%         7.5      5.0%        42.8      7.9%       24.6       5.4%
Extraordinary loss on early
   retirement of debt, net            2.5        1.3%          --       --         18.9      3.5%        1.6       0.3%
                                  -------      ------    --------    ------     -------    ------     ------     ------
Net income                        $  12.7        7.0%    $    7.5      5.0%     $  23.9      4.4%     $ 23.0       5.1%
                                  =======      ======    ========    ======     =======    ======     ======     ======
Shares used in diluted
   EPS (000's)                     43,899                  38,230                41,134               36,740

Diluted earnings per share:
   Income before gain
     on previously
     impaired assets and
     extraordinary item           $  0.39                $   0.20               $  1.11               $ 0.66
   Gain on previously
     impaired assets, net              --                      --                    --                 0.01
   Extraordinary loss on
     early retirement
     of debt, net                   (0.06)                     --                 (0.46)               (0.04)
                                  -------                --------               -------               ------
     Net income(2)                $  0.33                $   0.20               $  0.65               $ 0.63
                                  -------                --------               -------               ------

(1) The Company recorded net adjustments to estimated third-party payor settlements that increased revenues by $5.8 million for the third quarter of 2002 compared with $1.1 million for the same period last year. For the nine months ended September 30, 2002, the Company has recorded net adjustments to estimated third-party payor settlements that increased revenues by $7.9 million compared with $1.9 million for the same period last year. The net adjustments to estimated settlements are primarily related to the favorable settlement of a Kentucky Medicaid rate appeal for $5.0 million, which is offset by related expenses of $0.9 million and included in other operating expenses.

(2) In April 2002, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The recission of FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," no longer allows companies to report gains or losses from extinguishment of debt as an extraordinary item. Effective January 1, 2003, the Company will adopt FASB Statement No. 145, resulting in a $0.03 decrease in net income per diluted share from $0.65 to $0.62 for the nine months ended September 30, 2002, but no change in net income per diluted share for the three months ended September 30, 2002.


                                     -MORE-

LPNT Announces Third Quarter Results
Page 4
October 21, 2002


                            LIFEPOINT HOSPITALS, INC.
                              UNAUDITED STATISTICS

                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                    SEPTEMBER 30,                         SEPTEMBER 30,
                                        -----------------------------------     -----------------------------------
                                                                       %                                        %
                                           2002         2001         CHANGE       2002         2001          CHANGE
                                        ---------     --------       ------     --------     --------        ------
ACTUAL:
Number of hospitals at end of period           23           21         9.5%           23           21          9.5%
Licensed beds at end of period              2,196        1,963        11.9%        2,196        1,963         11.9%
Weighted average licensed beds              2,191        1,963        11.6%        2,195        1,974         11.2%
Average daily census                          799          740         8.0%          853          783          8.9%
Average length of stay                        4.0          4.0          --%          4.1          4.0          2.5%

Revenues ($ in millions)                $   182.2(2)  $  149.2        22.2%     $  541.7(3)  $  455.1         19.0%
Revenues per equivalent admission       $   5,049     $  4,774         5.8%     $  4,934     $  4,756          3.7%
Equivalent admissions(1)                   36,097       31,248        15.5%      109,799       95,702         14.7%
Outpatient factor(1)                         1.97         1.85         6.6%         1.91         1.81          5.7%
Outpatient surgeries                       16,233       14,387        12.8%       48,478       42,192         14.9%
Inpatient surgeries                         5,513        4,832        14.1%       16,897       14,733         14.7%
Emergency room visits                      89,841       79,145        13.5%      262,931      232,919         12.9%
Admissions                                 18,297       16,875         8.4%       57,396       52,903          8.5%

Net outpatient revenues as a
   percentage of net revenues                51.4%        49.4%         N/A         50.1%        47.6%          N/A

SAME-HOSPITAL(4):
Number of hospitals at end of period           21           21          -- %          21           21           -- %
Licensed beds at end of period              1,962        1,963        (0.1)%       1,962        1,963         (0.1)%
Weighted average licensed beds              1,962        1,963        (0.1)%       1,961        1,974         (0.7)%
Average daily census                          738          740        (0.3)%         783          783           -- %
Average length of stay                        4.0          4.0          -- %         4.0          4.0           -- %

Revenues ($ in millions)                $   169.7(2)  $  149.3        13.7%     $  499.2(3)  $  455.0          9.7%
Revenues per equivalent admission       $   5,175     $  4,776         8.4%     $  5,024     $  4,754          5.7%
Equivalent admissions(1)                   32,795       31,248         5.0%       99,362       95,702          3.8%
Outpatient factor(1)                         1.94         1.85         4.6%         1.88         1.81          4.0%
Outpatient surgeries                       15,332       14,387         6.6%       45,439       42,192          7.7%
Inpatient surgeries                         5,128        4,832         6.1%       15,613       14,733          6.0%
Emergency room visits                      80,997       79,145         2.3%      237,673      232,919          2.0%
Admissions                                 16,930       16,875         0.3%       52,796       52,903        (0.2)%

(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2) In addition to same-hospital revenue growth of $20.4 million over the prior year period, 2001 acquisitions increased the growth in actual revenues by $12.6 million.

(3) In addition to same-hospital revenue growth of $44.2 million over the prior year period, 2001 acquisitions increased the growth in actual revenues by $42.4 million.

(4) Same hospital information excludes the operations of hospitals which the Company either acquired or divested during the years presented. The costs of corporate overhead are included in same hospital information.




                                     -MORE-

LPNT Announces Third Quarter Results
Page 5
October 21, 2002


                            LIFEPOINT HOSPITALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                               DOLLARS IN MILLIONS

                                                         SEPTEMBER 30,   DECEMBER 31,
                                                             2002           2001
                                                         ------------    ------------
                                                          (UNAUDITED)
                                     ASSETS
Current assets:
   Cash and cash equivalents                               $  183.8       $   57.2
   Accounts receivable, net                                    71.5           56.7
   Inventories                                                 17.0           16.3
   Deferred income taxes and other current assets              20.1           18.7
                                                           --------       --------
                                                              292.4          148.9
Property and equipment:
   Land                                                        10.7           10.7
   Buildings and improvements                                 270.0          262.0
   Equipment                                                  281.6          263.4
   Construction in progress                                    22.4            7.2
                                                           --------       --------
                                                              584.7          543.3
   Accumulated depreciation                                  (231.0)        (204.9)
                                                           --------       --------
                                                              353.7          338.4

Deferred loan costs, net                                        9.1            7.1
Goodwill                                                       47.9           47.1
Other                                                          12.6           12.8
                                                           --------       --------
                                                           $  715.7       $  554.3
                                                           ========       ========

                             LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable                                        $   20.8       $   19.0
   Accrued salaries                                            20.9           18.6
   Other current liabilities                                   19.6           10.7
   Estimated third-party payor settlements                     15.3           17.9
                                                           --------       --------
                                                               76.6           66.2

Long-term debt                                                252.9          150.0
Deferred income taxes                                          22.2           21.0
Professional liability risks and other liabilities             23.8           16.9

Minority interests in equity of consolidated entity             4.7            5.2

Stockholders' equity:
   Preferred stock                                               --             --
   Common stock                                                 0.4            0.4
   Capital in excess of par value                             294.0          285.0
   Unearned ESOP compensation                                 (20.1)         (22.5)
   Notes receivable for shares sold to employees               (0.5)          (5.7)
   Retained earnings                                           61.7           37.8
                                                           --------       --------
                                                              335.5          295.0
                                                           --------       --------
                                                           $  715.7       $  554.3
                                                           ========       ========


                                     -MORE-

LPNT Announces Third Quarter Results
Page 6
October 21, 2002


                            LIFEPOINT HOSPITALS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               DOLLARS IN MILLIONS

                                                                    THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                      SEPTEMBER 30,            SEPTEMBER 30,
                                                                -----------------------   -----------------------
                                                                   2002         2001         2002         2001
                                                                ----------   ----------   ----------    ---------
Cash flows from operating activities:
   Net income                                                   $     12.7   $      7.5   $     23.9    $    23.0
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                                   8.9          8.2         28.0         24.8
       ESOP expense                                                    2.2          3.0          7.4          8.0
       Minority interests in earnings of consolidated entity           0.7          0.6          2.2          1.9
       Deferred income taxes (benefit)                                 1.4          1.3          0.6          0.6
       Reserve for professional liability risk, net                    2.4          2.2          7.5          6.3
       Extraordinary loss on early retirement of debt                  4.2           --         30.5          2.6
       Gain on previously impaired assets                               --           --           --         (0.5)
       Tax benefit from stock option exercises                         0.3          7.4          1.3          8.1
       Increase (decrease) in cash from operating assets
         and liabilities, net of effects of acquisitions:
           Accounts receivable                                         3.4          0.7        (14.8)        (8.8)
           Inventories and other current assets                        1.7         (0.2)        (1.4)          --
           Accounts payable and accrued expenses                       7.5         11.6         11.6         14.4
           Income taxes payable                                        2.4         (1.9)        (0.1)         1.2
           Estimated third-party payor settlements                    (7.0)        (0.2)        (2.6)         8.7
       Other                                                           0.5          0.8         (0.2)         1.3
                                                                  --------   ----------   ----------    ---------
           Net cash provided by operating activities                  41.3         41.0         93.9         91.6

Cash flows from investing activities:
   Purchases of property and equipment, net                          (15.4)        (5.9)       (42.2)       (28.5)
   Purchase of facilities                                               --         (0.1)          --         (5.8)
   Maturities of short-term investments                               21.5           --           --           --
   Other                                                              (0.9)        (0.5)        (2.2)         4.3
                                                                  --------   ----------   ----------    ---------
           Net cash provided by (used in) investing activities         5.2         (6.5)       (44.4)       (30.0)

Cash flows from financing activities:
   Proceeds from stock offering, net                                    --           --           --        100.4
   Repayments of bank debt                                              --           --           --       (139.3)
   Repurchases of senior subordinated notes                          (22.8)          --       (173.1)          --
   Proceeds from issuance of convertible notes, net                   (0.2)          --        242.5           --
   Proceeds from exercise of stock options                             0.2         10.5          2.4         12.0
   Proceeds from employee loans                                        5.2           --          5.2           --
   Other                                                              (0.2)        (1.0)         0.1         (0.9)
                                                                  --------   ----------   ----------    ---------
           Net cash (used in) provided by financing activities       (17.8)         9.5         77.1        (27.8)

Change in cash and cash equivalents                                   28.7         44.0        126.6         33.8
Cash and cash equivalents at beginning of period                     155.1         29.5         57.2         39.7
                                                                  --------   ----------   ----------    ---------

Cash and cash equivalents at end of period                        $  183.8   $     73.5   $    183.8    $    73.5
                                                                  ========   ==========   ==========    =========

Interest payments                                                 $    0.6   $       --   $      9.0    $    12.2

Income taxes paid, net                                            $    5.0   $      0.2   $     18.2    $    12.0



                                      -END-